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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 27, 2005

                                BLAIR CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
            DELAWARE                    001-00878              25-0691670
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NO.)     (I.R.S. EMPLOYER
         INCORPORATION)                                   IDENTIFICATION NO.)

        220 HICKORY STREET, WARREN, PENNSYLVANIA               16366-0001
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (814) 723-3600

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 EXECUTION OF MATERIAL DEFINITIVE AGREEMENT.

     On April 26, 2005, Blair Corporation ("Blair"), Blair Factoring Company, Blair Credit Services Corporation, and JLB Service Bank, each a wholly-owned subsidiary of Blair, entered into a Purchase, Sale and Servicing Transfer Agreement (the "Purchase Agreement") with World Financial Capital Bank ("Bank"), a wholly-owned subsidiary of Alliance Data Systems Corporation ("Alliance"). Pursuant to the Purchase Agreement, Blair's credit portfolio will be sold to Bank at par plus a premium. Additionally, on April 26, 2005, Blair and Bank entered into an agreement to form a long-term marketing and servicing alliance under a Private Label Credit Program Agreement (the "Program Agreement") having an initial term of ten (10) years. The transaction has been approved by both companies and is expected to close by the end of the fourth quarter of fiscal 2005, subject to regulatory review and approval and customary closing conditions. A copy of the Blair press release announcing the execution of the Purchase Agreement and Program Agreement is filed with this report as Exhibit
99.1 and is incorporated herein by reference. The schedules and annexes to each of the Purchase Agreement and the Program Agreement have been omitted from Exhibits 10.1 and 10.2 hereto, respectively. Blair hereby agrees to furnish supplementally a copy of any omitted schedule or annex to the Purchase Agreement or the Program Agreement to the Securities and Exchange Commission upon its request.

ITEM 2.05. COST ASSOCIATED WITH EXIT OF DISPOSAL ACTIVITIES.

     On April 26, 2005, Blair committed to the disposition of its credit portfolio. As is described in more detail above under Item 1.01, upon the sale of the credit portfolio to the Bank pursuant to the Purchase Agreement, the Bank and Blair will embark on a long-term marketing and servicing alliance and the Bank will manage the credit portfolio in accordance with the terms and conditions set forth in the Program Agreement. It is expected that the transaction will close by the end of the fourth quarter of fiscal year 2005. In connection with the disposition of the credit portfolio, Blair estimates that it will incur costs of $500,000 in severance benefits, $1 million in connection with the integration of Blair's and the Bank's information technology systems, and $3 million in other associated costs. In total, Blair estimates it will incur $4.5 million of costs in connection with the disposition of the credit portfolio. At this time, Blair is unable to make a determination of the estimated amount or range of amounts of the costs that may result in future cash expenditures. Blair will file an amended report within four business days of making a determination of such an estimate, if any.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of businesses acquired.

          Not applicable.

     (b)  Pro forma financial information.

          Not applicable.

     (c)  Exhibits

          Exhibit 10.1 Purchase, Sale and Servicing Transfer Agreement, dated as of April 26, 2005, among Blair Corporation, Blair Factoring Company, Blair Credit Services Corporation, JLB Service Bank, and World Financial Capital Bank.

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          Exhibit 10.2 Private Label Credit Program Agreement, dated as of April
               26, 2005, by and between Blair Corporation and World Financial Capital Bank.

          Exhibit 99.1. Press Release dated April 26, 2005.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2005                   Blair Corporation


                                       By: /s/ JOHN E. ZAWACKI
                                           ------------------------------------
                                           John E. Zawacki
                                           President and Chief Executive Officer


                                       By: /s/ BRYAN J. FLANAGAN
                                           ------------------------------------
                                           Bryan J. Flanagan
                                           Senior Vice President and Chief
                                           Financial Officer